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                                                                   Exhibit 10-56

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of January 12th, 2004 by and between CKE RESTAURANTS, INC., a Delaware corporation (the "Company"), and E. MICHAEL MURPHY (the "Employee").

                                    RECITALS:

         A.       Employee is a key employee of the Company.

         B. The Company and Employee desire to enter into this Agreement to set forth the terms and provisions of Employee's employment by the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

         1. Employment and Duties. Subject to the terms and conditions of this Agreement, the Company employs the Employee to serve in an executive and managerial capacity as Executive Vice President, General Counsel and Secretary of the Company, and the Employee accepts such employment and agrees to perform such reasonable responsibilities and duties commensurate with the aforesaid positions as directed by the Company's Board of Directors or as set forth in the Articles of Incorporation and the Bylaws of the Company. Any change in such titles or delegation of duties inconsistent with such titles or any requirement that Employee relocate from Santa Barbara County, California, without the consent of Employee, shall be deemed a termination without cause under Section 7(b) below.

         2. Term. The term of this Agreement shall commence on the first day of the Company's fiscal year commencing in the year 2004 (the "Effective Date") and shall terminate on the last day of the Company's fiscal year ending in the year 2007, subject to prior termination as set forth in Section 7 below (the "Term"). The Term may be extended at any time upon mutual written agreement of the parties.

         3. Salary. Commencing on the Effective Date, and subject to the other provisions of this Agreement, the Company shall pay the Employee a minimum base annual salary of $350,000. The Compensation Committee of the Company may, from time to time, increase such salary in its sole discretion.

         4. Other Compensation and Fringe Benefits. In addition to any executive bonus, pension, deferred compensation and stock option grants which the Company may from time to time make available to the Employee upon mutual agreement, the Employee shall be entitled to the following:

                  (a) The standard Company benefits enjoyed by the Company's other top executives;

                  (b) Payment by the Company of the Employee's initiation and membership dues in a social and/or recreational club as deemed necessary and appropriate by the Employee (and pre-approved by the Company at the Company's discretion) to maintain various business relationships on

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behalf of the Company; provided, however, that the Company shall not be obligated to pay for any of the Employee's personal purchases and expenses at such club;

                  (c) Provision by the Company during the Term and any extensions thereof to the Employee and his dependents of the medical and other insurance coverage provided by the Company to its other top executives, and, in addition, the Company will reimburse Employee for all medical, dental and vision care expenses incurred by the Employee and his dependents that are not otherwise reimbursed or covered by the base health insurance plan;

                  (d) Provision by the Company of supplemental disability insurance sufficient to provide two-thirds of the Employee's pre-disability minimum base annual salary for a two-year period;

                  (e) For the fiscal years ending in January 2005, 2006 and 2007, Employee and the Compensation Committee of the Board of Directors shall, prior to the commencement of each such fiscal year, agree upon a reasonable Target Income (as defined below) for such fiscal year. Employee shall then earn an annual bonus for each such fiscal year determined as follows:

                           (i)      If Actual Income (as defined below) is below
80% of Target Income, no bonus shall be earned.

                           (ii)     If Actual Income is 80% of Target Income,
Employee shall receive a bonus equal to 50% of his minimum base annual salary in effect on the last day of such fiscal year (the "Current Base").

                           (iii)    If Actual Income is greater than 80%, but
less than 100%, of Target Income, Employee shall receive a bonus equal to the Current Base multiplied by the percentage determined as follows:

                        50% + [% in excess of 80% x 50%]
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                           (iv)     If Actual Income is 100% of Target Income,
Employee shall receive a bonus equal to 100% of Current Base.

                           (v)      If Actual Income is greater than 100%, but
less than 120%, of Target Income, Employee shall receive a bonus equal to the Current Base multiplied by the percentage determined as follows:

                       100% + [% in excess of 100% x 100%]
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                           (vi)     If Actual Income is 120% or greater of
Target Income, Employee shall receive a bonus equal to 200% of Current Base.

If the Term terminates within a fiscal year, any bonus hereunder shall be calculated at the end of such year and prorated for such year based upon the number of days of such year preceding the termination of the Term. The annual bonus shall be paid within 90 days after the end of the fiscal year. For purposes hereof, (a) "Actual Income" shall be "Income (loss) before income taxes, discontinued operations and cumulative effect of accounting change for goodwill", as reflected on

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the Company's Consolidated Statement of Operations for the applicable fiscal year; provided, however, that if there are write-offs of goodwill or other extraordinary items included therein, such write-offs shall be added back to Actual Income; and (b) "Target Income" shall be the targeted Actual Income for the applicable fiscal year. Nothing in this subsection (e) shall prevent the Compensation Committee from paying to Employee any other bonus as and when the Compensation Committee believes that such other bonus is warranted.

         The Company shall deduct from all compensation payable under this Agreement to the Employee any taxes or withholdings the Company is required to deduct pursuant to state and federal laws or by mutual agreement between the parties.

         5. Vacation. For and during each year of the Term and any extensions thereof, the Employee shall be entitled to reasonable paid vacation periods consistent with his positions with the Company and in accordance with the Company's standard policies, or as the Company's Board of Directors may approve. In addition, the Employee shall be entitled to such holidays consistent with the Company's standard policies or as the Company's Board of Directors may approve.

         6        Expense Reimbursement. In addition to the compensation and benefits provided herein, the Company shall, upon receipt of appropriate documentation, reimburse the Employee each month for his reasonable travel, lodging, entertainment, promotion and other ordinary and necessary business expenses in accordance with the Company's policies then in effect.

         7.       Termination.

                  (a) For Cause. The Company may terminate this Agreement immediately for cause upon written notice to the Employee, in which event the Company shall be obligated only to pay the Employee that portion of the minimum base annual salary due him through the date of termination. Cause shall be limited to (i) the persistent failure to perform duties consistent with a commercially reasonable standard of care; (ii) the willful neglect of duties;
(iii) criminal or other illegal activities involving dishonesty; or, (iv) a material breach of this Agreement.

                  (b) Without Cause. Either party may terminate this Agreement immediately without cause by giving written notice to the other. If the Company terminates under this Section 7(b), then it shall pay to the Employee the sum of (i) all amounts owed through the date of termination, plus
(ii) an amount equal to the product of the Employee's minimum base annual salary in effect as of the date of termination times the number of years (including partial years) remaining in the Term, plus (iii) a pro rata portion of the bonus for the year in which the termination occurs, as provided in Section 4(e) above. Payments under (i) and (ii) shall be made in a lump sum on or before the fifth day following the date of termination, and the payment under (iii) shall be made as provided in Section 4(e), and all such payments shall be in lieu of all further salary and bonus obligations under this Agreement. In addition, if the Company terminates under this Section 7(b), (i) all options granted to the Employee which had not vested as of the date of such termination shall vest concurrently with such termination, and, notwithstanding the terms of any option agreements, Employee may exercise any vested options, including by reason of acceleration, for a period after such termination which is the greater of what is provided in the respective option agreement or 30 days, and (ii) the Company shall maintain in full force and effect for the continued benefit of the Employee for the remainder of the Term, all employee benefit plans (except for the Company's stock option plans) and programs in which the Employee was entitled to participate immediately prior to the date of termination, provided that the Employee's continued participation is possible under the

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general terms and provisions of such plans and programs. In the event that the
Employee's participation in any such plan or program is prohibited, the Company shall, at its expense, arrange to provide the Employee with benefits substantially similar to those which the Employee would otherwise have been entitled to receive under such plans and programs from which his continued participation is prohibited. If the Employee terminates under this Section 7(b), then the Company shall only be obligated to pay the Employee the minimum annual base salary due him through the date of termination.

                  (c) Disability. If the Employee fails to perform his duties hereunder on account of illness or other incapacity for a period of six consecutive months, then the Company shall have the right upon written notice to the Employee to terminate this Agreement without further obligation by paying the Employee the minimum base annual salary, without offset, for the remainder of the Term in a lump sum or as otherwise directed by the Employee.

                  (d) Death. If the Employee dies during the Term, then this Agreement shall terminate immediately and the Employee's legal representatives shall be entitled to receive the minimum annual base salary for the remainder of the Term in a lump sum or as otherwise directed by the Employee's legal representative. Executive's outstanding Company options will immediately vest in full and be exercisable for a period of 90 days from Employee's death.

                  (e) Effect of Termination. Termination for any reason or for no reason shall not constitute a waiver of the Company's rights under this Agreement nor a release of the Employee from any obligation hereunder except his obligation to perform his day-to-day duties as an employee.

                  (f) Mitigation. Employee shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise, nor shall any compensation or other payments received by the Employee after the date of termination reduce any payments due under this Section 7.

         8. Non-Delegation of Employee's Rights. The obligations, rights and benefits of the Employee hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer.

         9. Confidential Information. The Employee acknowledges that in his capacity as an employee of the Company he will occupy a position of trust and confidence and he further acknowledges that he will have access to and learn substantial information about the Company and its operations that is confidential or not generally known in the industry, including, without limitation, information that relates to purchasing, sales, customers, marketing, and the Company's financial position and financing arrangements. The Employee agrees that all such information is proprietary or confidential, or constitutes trade secrets and is the sole property of the Company. The Employee will keep confidential, and will not reproduce, copy or disclose to any other person or firm, any such information or any documents or information relating to the Company's methods, processes, customers, accounts, analyses, systems, charts, programs, procedures, correspondence or records, or any other documents used or owned by the Company, nor will the Employee advise, discuss with or in any way assist any other person, firm or entity in obtaining or learning about any of the items described in this Section 9. Accordingly, the Employee agrees that during the Term and at all times thereafter he will not disclose, or permit or encourage anyone else to disclose, any such

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information, nor will he utilize any such information, either alone or with others, outside the scope of his duties and responsibilities with the Company.

         10. Non-Competition During Employment Term. The Employee agrees that, during the Term and any extensions thereof, he will devote substantially all his business time and effort, and give undivided loyalty, to the Company, and that he will not engage in any way whatsoever, directly or indirectly, in any business that is competitive with the Company or its affiliates, nor solicit, or in any other manner work for or assist any business which is competitive with the Company or its affiliates. In addition, during the Term and any extensions thereof, the Employee will undertake no planning for or organization of any business activity competitive with the work he performs as an employee of the Company, and the Employee will not combine or conspire with any other employee of the Company or any other person for the purpose of organizing any such competitive business activity.

         11. Non-Competition After Employment Term. The parties acknowledge that the Employee will acquire substantial knowledge and information concerning the business of the Company and its affiliates as a result of his employment. The parties further acknowledge that the scope of business in which the Company is engaged as of the Effective Date is national and very competitive and one in which few companies can successfully compete. Competition by the Employee in that business after this Agreement is terminated would severely injure the Company. Accordingly, for a period of two years after this Agreement is terminated or the Employee leaves the employment of the Company for any reason whatsoever, except as otherwise stated hereinbelow, the Employee agrees (i) not to become an employee, consultant, advisor, principal, partner or substantial shareholder of any firm or business that in any way competes with the Company or its affiliates in any of their presently-existing or then-existing products and markets; and (ii) not to solicit any person or business that was at the time of such termination and remains an executive employee of the Company or any of its affiliates. Notwithstanding any of the foregoing provisions to the contrary, the Employee shall not be subject to the restrictions set forth in this Section 11 under the following circumstances:

                  (a) If the Employee's employment with the Company is terminated by the Company without cause; or

                  (b) If the Employee's employment with the Company is terminated as a result of the Company's unwillingness to extend the Term of this Agreement.

         12. Return of Company Documents. Upon termination of this Agreement, Employee shall return immediately to the Company all records and documents of or pertaining to the Company and shall not make or retain any copy or extract of any such record or document.

         13. Improvements and Inventions. Any and all improvements or inventions which the Employee may conceive, make or participate in during the period of his employment shall be the sole and exclusive property of the Company. The Employee will, whenever requested by the Company, execute and deliver any and all documents which the Company shall deem appropriate in order to apply for and obtain patents for improvements or inventions or in order to assign and convey to the Company the sole and exclusive right, title and interest in and to such improvements, inventions, patents or applications.

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         14.      Actions. The parties agree and acknowledge that the rights conveyed by this Agreement are of a unique and special nature and that the Company will not have an adequate remedy at law in the event of a failure by the Employee to abide by its terms and conditions nor will money damages adequately compensate for such injury. It is therefore agreed between the parties that, in the event of a breach by the Employee of any of his obligations contained in this Agreement, the Company shall have the right, among other rights, to damages sustained thereby and to obtain an injunction or decree of specific performance from any court of competent jurisdiction to restrain or compel the Employee to perform as agreed herein. The Employee agrees that this Section 14 shall survive the termination of his employment and he shall be bound by its terms at all times subsequent to the termination of his employment for so long a period as Company continues to conduct the same business or businesses as conducted during the Term or any extensions thereof. Nothing herein contained shall in any way limit or exclude any other right granted by law or equity to the Company.

         15. Amendment; Integration. This Agreement contains, and its terms constitute, the entire agreement of the parties, and it may be amended only by a written document signed by both parties to this Agreement.

         16. Governing Law. California law shall govern the construction and enforcement of this Agreement and the parties agree that any litigation pertaining to this Agreement shall be adjudicated in courts located in California.

         17. Attorneys' Fees. If any party finds it necessary to employ legal counsel or to bring an action at law or other proceedings against the other party to enforce any of the terms hereof, the party prevailing in any such action or other proceeding shall be paid by the other party its reasonable attorneys' fees as well as court costs, all as determined by the court and not a jury.

         18. Severability. If any section, subsection or provision hereof is found for any reason whatsoever, to be invalid or inoperative, that section, subsection or provision shall be deemed severable and shall not affect the force and validity of any other provision of this Agreement. If any covenant herein is determined by a court to be overly broad thereby making the covenant unenforceable, the parties agree and it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of the offensive part of the covenant and that as so modified the covenant shall be as fully enforceable as if set forth herein by the parties themselves in the modified form. The covenants of the Employee in this Agreement shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants in this Agreement.

         19. Notices. Any notice, request, or instruction to be given hereunder shall be in writing and shall be deemed given when personally delivered or three days after being sent by United States certified mail, postage prepaid, with return receipt requested, to the parties at their respective addresses set for the below:

                           To the Company:

                                  CKE Restaurants, Inc.
                                  6307 Carpinteria Avenue, Suite A
                                  Carpinteria, CA 93013
                                  Attention: General Counsel

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                           To the Employee:

                                  E. Michael Murphy
                                  835 Centinela Lane
                                  Santa Barbara, CA 93109

         20. Waiver of Breach. The waiver by any party of any provisions of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach by the other party.

         IN WITNESS WHEREOF the parties have executed this Agreement to be effective as of the date first set forth above.

                                                       CKE RESTAURANTS, INC.

                                                       By: /s/ Andrew F. Puzder
                                                           ---------------------
                                                       Its: President & CEO

                                                       EMPLOYEE

                                                       /s/ E. Michael Murphy
                                                       -------------------------
                                                       E. Michael Murphy

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